Exhibit 3.3

BYLAWS
OF
Geovic Mining Corp.

Incorporated under the Laws of the State of Delaware

As of November 30, 2006

ARTICLE I
OFFICES

SECTION 1.1 Principal Delaware Office.   The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 1.2 Other Offices.   The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation may from time to time require.

ARTICLE II
STOCKHOLDERS

SECTION 2.1 Meetings of Stockholders.

(a)

Annual Meetings.   The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect directors and transact such other business as properly may be brought before the meeting.

(b)

Special Meetings.   Special meetings of the stockholders may be called only by the Chairman of the Board or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or upon written demand by stockholders holding no less one-third of the Voting Stock as of the date of the demand.

(c)

Place of Meetings.   Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall determine. The Board of Directors may, at its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

(d)

Notice of Meeting.   Written notice, stating the place, date and hour of the meeting, and the means of remote communication, if any, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the DGCL and has been consented to by the stockholder to whom notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears in the Corporation’s records. Meetings may be held without notice if all stockholders entitled to vote are present (and have not attended for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Article VIII of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto).

(e)

Chairman of Stockholders’ Meeting.   Unless otherwise determined by the Board of Directors, the Chairman of the Board, or in the Chairman’s absence, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a Vice President chosen by a majority of the directors present, or in the absence of a Vice President, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the stockholders.

SECTION 2.2 Quorum of Stockholders; Adjournment; Required Vote.

(a)

Quorum of Stockholders; Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or by these Bylaws, the holders of one-third of the shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum of such class or series for such purpose. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given if the time, place, if any, or means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that notice of the adjourned meeting shall be required if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)

Required Vote.   Whenever any corporate action other than the election of directors is to be taken, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, except as otherwise provided by express provision of law, the Certificate of Incorporation or these Bylaws requiring a larger or different vote, in which case such express provision shall govern and control the decision of such matter.

SECTION 2.3 Voting by Stockholders; Procedures for Election of Directors.

(a)

Voting by Stockholders.   Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing or in such other manner prescribed by the DGCL, subscribed by such stockholder or his or her duly authorized attorney in fact.

(b)

Procedure for Election of Directors.   Election of directors at all meetings of the stockholders at which directors are to be elected need not be by ballot unless the Board of Directors specifies, and the Notice of Meeting delivered to stockholders so states, that an election shall be by written ballot. Subject to the rights of the holders of any series of outstanding Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

SECTION 2.4 Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

(1)

Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2)

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)

Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)

Special Meetings of Stockholders.   The business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)	General.

(1)

Only such persons who are nominated by the Board of Directors or in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)

For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or with the Canadian securities regulatory authorities via www.sedar.com.

(3)

Notwithstanding the foregoing provisions of this Bylaw, if the Corporation has a class of its securities registered under the Exchange Act, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(4)

Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of Canadian securities laws, including the applicable rules and regulations of any Canadian stock exchange on which the Corporation’s securities are listed, with respect to the matters set forth in this Bylaw.

SECTION 2.5 Inspectors of Elections; Opening and Closing the Polls.   The Board of Directors by resolution, or the stockholders, at a duly called meeting of stockholders, shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

SECTION 2.6 Stockholder Action by Written Consent.   Any action required or permitted to be taken by stockholders may be effected either: (A) at a duly called annual or special meeting of stockholders, or (B) without a meeting effected by a written consent or consents by stockholders in lieu of such a meeting of stockholders, undertaken in accordance with the DGCL.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.1 General Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 3.2 Number, Tenure and Qualifications.   Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and to any limitations set forth in the Certificate of Incorporation, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board of Directors. The directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, shall be elected at each annual meeting of the stockholders for a one year term, until their successors are elected and qualified or until their earlier resignation or removal.

SECTION 3.3 Regular Meetings.   A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after, and at the same place, if any, as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.4 Special Meetings.   Special meetings of the Board of Directors may be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

SECTION 3.5 Notice.   If notice of a Board of Directors’ meeting is required to be given, notice shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, electronic transmission (including, without limitation, via facsimile transmission or electronic mail), or orally by telephone or by other communications equipment. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, no later than the third business day preceding the date of such meeting. If by overnight mail or, electronic transmission, or other communications equipment, such notice shall be deemed adequately delivered when the notice is transmitted or given, as the case may be, at least twenty four (24) hours before such meeting. If by telephone or by hand delivery, or courier service hand delivery, the notice shall be given at least twenty four (24)  hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article IX of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these Bylaws.

SECTION 3.6 Quorum.   At all meetings of the Board of Directors and of each committee thereof, a majority of the members of the Board of Directors or of such committee shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.7 Use of Communications Equipment.   Directors may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.8 Action by Consent of Board of Directors.   Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

SECTION 3.9 Removal.   Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at an election of directors, voting together as a single class.

SECTION 3.10 Vacancies.   Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director, without the written consent of such person.

SECTION 3.11 Committees.   The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees, each of which shall consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any committee shall, to the extent provided in a resolution of the Board of Directors and subject to the limitations contained in the DGCL, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep such records and report to the Board of Directors in such manner as the Board of Directors may from time to time determine. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the Board of Directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as provided in these Bylaws for the Board of Directors.

The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

ARTICLE IV
BOOKS AND RECORDS

The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation. Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the principal office of the Corporation, or at any other place or places inside or outside the State of Delaware, as the Board of Directors from time to time may designate.

ARTICLE V
OFFICERS

SECTION 5.1 Officers; Election or Appointment.   The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect at least a Chief Executive Officer, President, Chief Financial Officer, and a Secretary, none of whom need be a Director. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose a chief operating officer, treasurer and controller or one or more vice-presidents, assistant secretaries, assistant controllers and assistant treasurers, or the Board of Directors at any time and from time to time may authorize the Chief Executive Officer of the Corporation to appoint one or more officers of the kind described in this Section 5.1. The Board of Directors may give any officer such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person and directors may hold any office unless the Certificate of Incorporation or these Bylaws otherwise provide.

SECTION 5.2 Term of Office; Resignation; Removal; Vacancies.   Unless otherwise provided in the resolution of the Board of Directors electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to such person or persons as the Board of Directors may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. The Chief Executive Officer authorized by the Board of Directors to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by the Chief Executive Officer authorized by the Board of Directors to appoint a person to hold such office.

SECTION 5.3 Powers and Duties.   The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the Board of Directors, such officer, agent or employee shall be subject to the supervision and instructions of the Chief Executive Officer. A secretary or such other officer or other person appointed to do so by the Board of Directors shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

     SECTION 5.4. Chairman of the Board. The Chairman of the Board of Directors, if elected and if available, or if not elected or not available, the CEO, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such additional authority as the Board of Directors may establish from time to time.

     SECTION 5.5. Chief Executive Officer (“CEO”). Subject to the direction and supervision of the Board of Directors, the CEO shall have general and active control of the Corporation’s affairs and business and general supervision of its officers, agents and employees, and shall be the chief executive officer of the Corporation. Unless otherwise directed by the Board of Directors, the CEO shall attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other Corporation in which the Corporation holds any stock. On behalf of the Corporation, the CEO may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the CEO, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the Board of Directors. The CEO shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or the CEO to some other officer or agent of the Corporation.

     SECTION 5.6. President. The President shall report to the CEO and perform such duties as may be assigned by the CEO or by the Board of Directors. The President shall execute certificates representing securities of the Corporation.

     SECTION 5.7. Vice Presidents. If elected, the Vice Presidents shall assist the CEO or President and shall perform such duties as may be assigned to them by the CEO, the President, or the Board of Directors.

     SECTION 5.8. Secretary. The Secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the stockholders and the board of directors, a record of all actions taken by the stockholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation, and a record of all waivers of notice of meetings of stockholders and of the board of directors or any committee thereof, (ii) oversee the giving of notice in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the Corporation’s registered office or principal place of business a record containing the names and addresses of all stockholders in a form that permits preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each stockholder, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar, (v) maintain at the Corporation’s principal office the originals or copies of the Corporation’s certificate of incorporation, bylaws, minutes of all stockholders’ meetings and records of all action taken by stockholders, all written communications within the past three years to stockholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation’s most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation’s assets and liabilities and results of operations for the last fiscal year, (vi) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent, (vii) authenticate records of the Corporation, and (viii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the CEO or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or stockholders may designate a person other than the Secretary or assistant Secretary to keep the minutes of their respective meetings.

     SECTION 5.9. Assistant Secretary. If elected, an assistant Secretary, or if there be more than one, the assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or the CEO may from time to time prescribe.

     SECTION 5.10. Chief Financial Officer. The Treasurer shall be the chief financial officer of the Corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other similar personal property of the Corporation and shall deposit the same in accordance with the instructions of the CEO or the Board Directors. He shall receive and give receipts and acknowledgements for money paid in on account of the Corporation, and shall pay out of the Corporation’s funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer and, upon request of the CEO or the Board of Directors, shall make such reports to it as may be required at any time. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the CEO. The Treasurer, if any, shall have similar duties, subject to the supervision of the Treasurer and the CEO.

     The Treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the DGCL, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the CEO and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

ARTICLE VI
STOCK CERTIFICATES

SECTION 6.1 Stock Certificates.   The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him and otherwise as specified in this Section 6.1. Each certificate for shares of stock shall be in such form as may be prescribed by the Board of Directors and shall be signed in the name of the Corporation by (a) the President or a Vice President, and (b) by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Each certificate will include any legends required by law or deemed necessary or advisable by the Board.

SECTION 6.2 Lost Certificates.   No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer of the Corporation may in its or his or her discretion require.

SECTION 6.3 Transfers of Stock.   The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in a person or by his or her attorney upon surrender for cancellation of a certificate or certificates for at least the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity and authenticity of the signature as the Corporation or its agents may reasonably require.

ARTICLE VII
DEPOSITARIES AND CHECKS

Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate.

ARTICLE VIII
WAIVER OF NOTICE

Any notice of a meeting required to be given by law, by the Certificate of Incorporation, or by these Bylaws may be waived by the person entitled thereto, either before or after the time of such meeting stated in such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

ARTICLE IX
AMENDMENT

These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of any alteration, amendment or repeal by the Board of Directors, the affirmative vote of a majority of the Board of Directors then in office shall be required to alter, amend or repeal any provision of these Bylaws; and provided further, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, in the case of any alteration, amendment or repeal by the stockholders of any of the provisions of these Bylaws, the affirmative vote of the holders of not less than 66 2/3% of the voting power of all of the then-outstanding shares of Voting Stock, considered for purposes of this Article IX as a single class, shall be required to alter, amend or repeal any such provision.

ARTICLE X
INDEMNIFICATION AND INSURANCE

SECTION 10.1 Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (each a “Mandatory Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 10.4 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 10.2 Advancement of Expenses.   The Corporation shall pay the expenses (including attorneys’ fees) incurred by such Mandatory Indemnitee in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise; provided, further, that except as provided in Section 10.4 of this Article X, the Corporation shall advance expenses in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 10.3 Obtaining Indemnification.   To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request (following the final disposition of a proceeding), including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within thirty (30) days after such determination. If a claimant is successful, in whole or in part, in any suit brought against the Corporation to recover the unpaid amount of any written claim to indemnification, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

SECTION 10.4 Right of Claimant to Bring Suit.   If a claim under Section 10.1 of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 10.3 of this Article X has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 10.5 Corporation’s Obligation to Indemnify.   If a determination shall have been made pursuant to Section 10.3 of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.4 of this Article X.

SECTION 10.6 Preclusion from Challenging Article X.   The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.4 of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

For purposes of this Article X:

(a)

“Change in Control” shall be deemed to occur only if a majority of the members of the Board of Directors shall not be (i) individuals elected as directors of the Corporation for whose election proxies shall have been solicited by the Board of Directors of the Corporation or (ii) individuals elected or appointed by the Board of Directors of the Corporation to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly created directorships.

(b)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c)

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article X.

SECTION 10.7 Non-exclusivity of Rights.   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or otherwise. No repeal or modification of this Article X shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

SECTION 10.8 Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 10.9 of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

SECTION 10.9 Other Employees and Agents.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 10.10 Validity of Article X.   If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE XI
MISCELLANEOUS PROVISIONS

SECTION 11.1 Fiscal Year.   The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

SECTION 11.2 Dividends.   The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

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